MADSEN & ASSOCIATES, CPA’s Inc.                                         684 East Vine St, Suite 3
Certified Public Accountants and Business Consultants                                   Murray, Utah 84107
                                                                                                                 Telephone 801 268-2632
                                                                                                             Fax 801-262-3978

Board of Directors
Morgan Mining Corp

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated January 5, 2010, relating to the financial statements of Morgan Mining Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Madsen & Associates, CPA’s Inc.